UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 8, 2004

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                             GPS INDUSTRIES, INC.
                 (Exact Name Of Registrant Specified In Charter)

         NEVADA                       000-30104                   98-0347325
(State Of Incorporation)      (COMMISSION FILE NUMBER)          (IRS Employer
                                                             Identification No.)

                 #214, 5500 - 152nd Street, Surrey, BC Canada V3S 5J9
               (Address Of Principal Executive Offices) (Zip Code)

                                 (604) 576-7442
              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Agreement

On December 3, 2004 GPS Industries, Inc. ("GPSI") entered into a Credit Agreement with Great White Shark Enterprises, Inc. ("GWSE") for GWSE to provide a Term Loan of $3,000,000 to GPSI. These funds were received by GPSI as follows:
$1,000,000 on November 22, 2004 and the balance of $2,000,000 on December 3, 2004 (less outstanding service fees owed by GPSI to GWSE to December 31, 2004 of $548,750 pursuant to a Merchandising Agreement dated April, 2003). Collateral for the loan was a first recorded priority security interest in (a) all of the shares of the capital stock of Optimal Golf Solutions, Inc. acquired by GPSI pursuant to a Stock Purchase Agreement dated November 19, 2004 between GPSI and the former shareholders of Optimal, (b) a second security interest in the Optimal Patents behind the former Optimal shareholders and (c) all rights of GPSI to the Pinranger Patents acquired by GPSI pursuant to an Agreement dated July 2, 2004 between GPSI and Pinranger (Australia) Pty.Ltd. and PagiSat,LLC. The Pinranger Patents are registered in 13 countries in Europe, Japan, and Australia.

The Term Loan may be repaid at any time prior to maturity without premium or penalty, except that the total minimum interest to be paid must be $300,000 irrespective of when the loan is repaid. During the term of the loan, GPSI must pay interest of 10% per annum on a monthly basis in cash or shares. If GWSE chooses to receive shares, the interest rate will be adjusted to 15% for the period selected and the shares will be priced at a 15% discount to market, using the average daily close for the three trading days prior to the end of the monthly period for which interest is due.

Repayment of the principal and interest due under the Credit Agreement has been provided for by GPSI giving to GWSE (commencing December 4, 2004) all License Payments GPSI receives under all license agreements between Optimal as licensor and its licensees. Once the Term Loan and accrued interest is paid in full, for a period of two years from the repayment date, GWSE will receive 20% of the License Payments and thereafter 40% of the License Payments for the remaining life of the Patents. Any Licensee Fees received in connection with enforcement of the Optimal Patents will also be paid to GWSE in accordance with the above-mentioned formula, except that GPSI must pay all legal costs to enforce the Optimal Patents. Any Licensee Fees received from infringement payments relating to the Pinranger Patents will be shared on a 50/50 basis (net of legal costs) until the Term Loan and accrued interest are fully repaid, after which GPSI will have no further obligation to GWSE regarding the Pinranger Patents for any revenue they generate, and GWSE will assign its interest in the Pinranger Patents back to GPSI.

To the extent that, during any calendar year commencing January 1, 2005, the total annual License Payments received by GWSE do not total $500,000, then the shortfall must be paid to GWSE in equal monthly payments over the next calendar year, above any beyond the following year's Minimum License Payment. The maturity date of the Term Loan is November 15, 2011, the termination of the life of one of the key Optimal Patents.

In addition to the above-mentioned interest and security provided for the Term Loan, GWSE will also receive an equity bonus of 3,000,000 restricted Common Shares of GPSI and a three year Warrant to purchase 2,000,000 Common Shares of GPSI at an exercise price of $.15

Item  9.01.      Financial Statements and Exhibits.

Exhibits
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   10.1       Credit Agreement, dated December 3, 2004
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GPS INDUSTRIES, INC.

Date: December 8, 2004                      By: /s/ Robert C. Silzer, Sr.
                                                 -------------------------------
                                                 Name: Robert C. Silzer, Sr.
                                                 Title: President and CEO